UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2007

ASPEN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24786	04-2739697
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ten Canal Park, Cambridge MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 949-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 15, 2007, we received a letter from The Nasdaq Stock Market indicating that we are not in compliance with the Nasdaq requirements for continued listing set forth in Marketplace Rule 4310(c)(14) as a result of our failure to file our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2006 with the Securities and Exchange Commission.  The letter further stated that, as a result of such non-compliance, our common stock is subject to delisting from the Nasdaq Global Market.

Nasdaq rules permit us to request a hearing with a Nasdaq Listing Qualifications Panel to appeal Nasdaq’s decision to delist our common stock.  We have requested such a hearing.  Our common stock will remain listed on the Nasdaq Global Market pending the outcome of our appeal.  We are working diligently to complete the preparation of our financial statements for the fiscal quarter ended December 31, 2006 and to file our Quarterly Report on Form 10-Q as promptly as possible.  We cannot, however, provide any assurances that the Nasdaq Listing Qualifications Panel will grant our request for continued listing.

On February 16, 2007, we issued a press release announcing that we received the letter from The Nasdaq Stock Market described in this Current Report on Form 8-K.  The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Press release issued by Aspen Technology, Inc. on February 16, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: February 16, 2007	By:	/s/ Frederic G. Hammond
Frederic G. Hammond
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Aspen Technology, Inc. on February 16, 2007